Exhibit 99.1

CONTACT:

William J. Fair	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING BOARD OF DIRECTORS AUTHORIZES

NEW $200 MILLION SHARE REPURCHASE PROGRAM

WYOMISSING, PA (January 9, 2019) — Penn National Gaming, Inc. (PENN: Nasdaq) (“Penn National” or the “Company”) announced today that its Board of Directors approved a new $200 million share repurchase program. The new two-year authorization (which will expire on December 31, 2020) is incremental to the Company’s existing share repurchase program, which is set to expire in February of 2019.

Timothy J. Wilmott, Chief Executive Officer of Penn National commented, “The new authorization reflects our confidence in the Company’s growing free cash flow from operations and is consistent with our historical practice of providing management the flexibility to allocate capital to share repurchases, debt reduction, and/or  accretive transactions.”

Repurchases by the Company will be subject to available liquidity, general market and economic conditions, alternate uses for the capital and other factors.  Share repurchases may be made from time to time through a 10b5-1 trading plan, open market transactions, block trades or in private transactions in accordance with applicable securities laws and regulations and other legal requirements.  There is no minimum number of shares that the Company is required to repurchase and the repurchase program may be suspended or discontinued at any time without prior notice.

Rule 10b5-1 allows a company to purchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. Under a 10b5-1 plan, the Company’s third party broker, subject to the rules and regulations of the Securities and Exchange Commission, will have authority to repurchase the Company’s common stock in the open market or through privately negotiated transactions in accordance with the terms of such 10b5-1 Plan.

About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities and video gaming terminal operations with a focus on slot machine entertainment. Reflecting the recent completion of the Pinnacle Entertainment transaction, the Company now operates 41 facilities in 18 jurisdictions.  In total, Penn National facilities feature approximately 50,200 gaming machines, 1,250 table games and approximately 9,400 hotel rooms.  The Company also offers social online gaming through its Penn Interactive Ventures division and has leading customer loyalty programs with over five million active customers.

Forward-looking Statements

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the transaction, Penn’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: general market conditions, changes in the Company’s liquidity or capital allocation strategies, fluctuations in the price of the Company’s common stock, the possibility that the repurchase program may be suspended or discontinued, stockholder response to the repurchase program and other factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Penn National’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC.  Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond the control of Penn National.  Penn National undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

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